SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

October 27, 2014
(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State of	(Commission	(IRS Employer
Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO  80021-2510
(Address of principal executive offices, including ZIP Code)

(303) 469-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Ball Corporation
Current Report on Form 8-K
Dated October 30, 2014

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2014, Ball Corporation (the “Company”) issued a press release announcing its third quarter earnings for 2014, which results are set forth in the press release dated October 30, 2014, and attached hereto as Exhibit 99.1.

Earnings information regarding the third quarter, as well as information regarding the use of non-GAAP financial measures, are set forth in the attached press release.

The information in this Report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liability of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, the Board of Directors elected Michael J. Cave as a Director of the Company. Mr. Cave will serve on the Board of Directors and stand for re-election at the 2015 annual meeting of shareholders.

A copy of the press release is attached hereto as Exhibit 99.2.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 27, 2014, the Board of Directors of the Company amended the Bylaws to increase the Board of Directors from ten to eleven, by increasing to four the number of director positions in Class III. Exhibit 3(ii) attached hereto provides the text of the amendment.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following are furnished as exhibits to this report:

Exhibit 3(ii)	Article 3, Section A of the Amended Bylaws.

Exhibit 99.1	Ball Corporation Press Release dated October 30, 2014.

Exhibit 99.2	Ball Corporation Press Release dated October 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION
(Registrant)

By:           /s/ Scott C. Morrison
Name:  Scott C. Morrison
Title:    Senior Vice President and
             Chief Financial Officer

Date:           October 30, 2014

Ball Corporation
Form 8-K
October 30, 2014

EXHIBIT INDEX

Description	Exhibit

Article 3, Section A of the Amended Bylaws.	3(ii)

Ball Corporation Press Release dated October 30, 2014.	99.1

Ball Corporation Press Release dated October 29, 2014.	99.2